UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

December 18, 2015

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  –  001-10852

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2015, International Shipholding Corporation (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual due to its failure to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15 million. The NYSE informed the Company that trading in the Company’s Common Stock, 9.5% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred”) and 9.0% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred”) have been suspended as of Friday,  December 18, 2015.  The NYSE also notified the Company that it intends to apply to the Securities and Exchange Commission to delist the Company’s common stock.

The Company’s Common Stock and Series A Preferred began trading Monday, December 21, 2015 on the OTCQX® Best Market under the ticker symbols  “ISHC” and “ISHCP”, respectively. The Company expects its Series B Preferred will be traded on the OTC Pink Marketplace beginning Monday, December 21, 2015 under the ticker symbol “ISHCO”. The Company is in the process of obtaining coverage for the Series B Preferred and will then transition trading to the OTCQX Market. The rights of the holders of the Company’s securities remain unchanged, and the transition to the OTCQX Market does not change the Company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws, nor its intentions to maintain a transparent and ongoing dialogue with the market. However, the Company can provide no assurance that an active market for its securities will be maintained.

Caution concerning forward-looking statements

The references in this report to the future trading of our securities and other of our statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” “intends,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated by us. Factors that could affect actual results include our ability to successfully and timely complete the process of listing our shares on the OTCQX and each of the other factors detailed in our reports filed with the Securities and Exchange Commission. We cannot assure you that any of the above-described listing transactions will be contemplated on the terms described herein or at all. You are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made. We have no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf.

Item 7.01 Regulation FD Disclosure.

On December 21, 2015, the Company issued a press release announcing the NYSE delisting determination described above. A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

By:/s/ Manuel G. Estrada

Manuel G. Estrada

Vice President and Chief Financial Officer

Date:December 21, 2015

Exhibit Index

ecemb
Exhibit No.	Description
99.1	Press Release dated December 21, 2015.